UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte Street, Suite 101, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed by the Aditxt, Inc. (the “Company”), on March 23, 2025, the Company, Adifem, Inc. (“Merger Sub”) and Evofem Biosciences, Inc. (“Evofem”) entered into Amendment No. 5 to the Amended and Restated Merger Agreement (“Amendment No. 5”), pursuant to which, the parties agreed that (i) Evofem shall use commercially reasonable efforts to hold the Company Shareholders Meeting (as defined under the Fifth Amendment) no later than September 26, 2025, (ii) the Company shall make invest an additional $1,500,000 in Evofem no later than April 7, 2025 in exchange for additional shares of F-1 Preferred Stock and/or, at the Company’s option, senior subordinated notes of Evofem, and (iii) the End Date shall be extended to September 30, 2025

On April 8, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Evofem, pursuant to which the Company purchased (i) a senior subordinated convertible note (the “Note”) of Evofem in the principal amount of $2,307,692.31, and (ii) a warrant (the “Warrant”) to purchase 149,850,150 shares of Evofem common stock for a purchase price of $1,500,000. On April 8, 2025, the Company funded $750,000 of the purchase price.

The Note is a senior subordinate obligation of Evofem and will accrue interest at a rate of 8% per annum, which will adjust to 12% upon an Event of Default (as defined in the Note). The Note is initially convertible into shares of common stock of Evofem at a conversion price of $0.0154 per share, subject to adjustment as described therein. The Note may not be converted by the Company if, after giving effect to such conversion, the Company would beneficially own in excess of 9.99% of Evofem common stock. Unless earlier converted, or redeemed, the Notes will mature on  April 8, 2028.

The Warrant is exercisable into shares of common stock of Evofem at an exercise price of $0.0154, subject to adjustment as described therein, and may be exercised on a cashless basis. The Warrant may not be exercised by the Company if, after giving effect to such exercise, the Company would beneficially own in excess of 9.99% of Evofem stock. The Warrant is exercisable for a term of five years,

In connection with the Purchase Agreement, the Company, Merger Sub and Evofem entered into a Waiver Agreement (the “Waiver”), pursuant to which Evofem agreed to temporarily waive its termination right under the Amended and Restated Merger Agreement until April 16, 2025. Pursuant to the Waiver, in the event that the full purchase price is not received by April 16, 2025, the principal amount of the Note and the number of shares of Evofem common stock issuable upon exercise of the Warrant will be adjusted accordingly.

The foregoing descriptions of the Purchase Agreement, Note, Warrant and Waiver are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Note Warrant and Waiver, copies of which are filed as Exhibit 10.1, 10.2, 10.3, and 10.4, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Securities Purchase Agreement by and between Evofem Biosciences Inc. and Aditxt, Inc. dated April 8, 2025
10.2	Form of Senior Subordinated Convertible Note of Evofem Biosciences, Inc.
10.3	Form of Warrant of Evofem Biosciences, Inc.
10.4	Waiver Agreement by and between Evofem Biosciences, Inc., Aditxt, Inc. and Adifem, Inc. dated April 8, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2025

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

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